CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference to us in the Proxy Statement/ Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our reports dated May 5, 2006, relating to the financial statements and financial highlights which appear in the February 28, 2006 Annual Report to Shareholders of GMO International Disciplined Equity Fund and GMO Small/Mid Cap Growth Fund (formerly GMO Small Cap Growth Fund), and which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Experts" in the Proxy Statement/ Prospectus.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
May 31, 2006



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Statement of Additional Information dated September 2, 2005, constituting part of this Post-Effective Amendment No. 1 to the registration statement on Form N-14 (the "Registration Statement") of our report dated August 26, 2005, relating to the Statement of Assets and Liabilities dated August 25, 2005 and the Statement of Changes in Net Assets from June 9, 2005 (date of inception) to August 25, 2005 of John Hancock Funds
III: U.S. Quality Equity Fund, which appears in such Statement of Additional Information dated September 2, 2005, and to the incorporation of our report into the Statement of Additional Information dated June 1, 2006, which constitutes part of this Registration Statement. We also consent to the references to our Firm under headings "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information dated September 2, 2005.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
May 31, 2006